UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2009

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-145220-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-145220-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-145220	46-0358360
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

701 East 60th Street, North Sioux Falls, South Dakota	57117
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2626
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

As permitted by the terms of the pooling and servicing agreement, on March 17, 2009, Citibank (South Dakota), National Association delivered a notice to Deutsche Bank Trust Company Americas, as trustee of Citibank Credit Card Master Trust I stating that beginning with the March 2009 Due Period, the "Principal Receivables Discount" applicable to all principal receivables in the accounts designated to the master trust will be a dynamic discount percentage ranging from zero to 3.00% based on the level of excess spread. The Principal Receivables Discount will initially be 1.00%.  The Principal Receivables Discount for each subsequent due period will be disclosed in the monthly issuer's report filed as part of the Distribution Report on Form 10-D of Citibank Credit Card Issuance Trust.  This discounting methodology will remain in effect until the later of (1) the first due period in which the discount percentage reaches zero and (2) the first due period in 2010.

Attached as exhibit 99 is a copy of the notice.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 99	Notice Regarding Principal Receivables Discount

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By:    /s/ Douglas C. Morrison
----------------------------------------
Douglas C. Morrison
Vice President

Dated:  March 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99	Notice Regarding Principal Receivables Discount

4